Establishment and Designation
                   of Classes of Shares of Beneficial Interest
                         with $0.01 Par Value Per Share

     The undersigned, being a majority of the Trustees of Pilgrim Global Income Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section
5.13 of the Declaration of Trust dated July 26, 2000 (the "Declaration of Trust") of the Trust, hereby further divide the shares of beneficial interest of the Trust into additional classes, to have the following special and relative rights:

     1. The existing shares shall be designated "Pilgrim Global Income Fund Class A." The new classes shall be designated "Pilgrim Global Income Fund Class B," "Pilgrim Global Income Fund Class C" and "Pilgrim Global Income Fund Class Q."

     2. The Trust is authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933. Each share of beneficial interest of the Trust ("Share") is redeemable, is entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Trust shall be entitled to vote (subject to paragraph 3 below), shall represent a pro rata beneficial interest in the assets allocated to the Trust (subject to paragraph 4 below) and shall be entitled to receive its pro rata share of net assets of the Trust upon liquidation of the Trust, all as provided in the Declaration of Trust.

     3. Shareholders of the Trust shall vote together as a single class on any matter, except to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interests of Shareholders of a particular class of Shares, in which case only the Shareholders of such class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any class as provided in Rule 18f-2 under the 1940 Act, or any successor rule, and in the Declaration of Trust.

     4. Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected (in a manner determined by the Trustees), and cause differences in, the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

     5. Shares of each class of the Trust may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set forth in the Trust's then-current prospectus.

     6. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Trust or any class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of the Trust or any class thereof, provided that such change shall not adversely affect to rights of the Shareholders of the Trust or class.
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     IN WITNESS WHEREOF, the undersigned have executed this instrument this 26th day of July, 2000.

/s/ Al Burton                           /s/ David W.C. Putnam
------------------------------          ------------------------------
Al Burton                               David W.C. Putnam

/s/ Paul S. Doherty                     /s/ John R. Smith
------------------------------          ------------------------------
Paul S. Doherty                         John R. Smith

/s/ Robert B. Goode                     /s/ Robert W. Stallings
------------------------------          ------------------------------
Robert B. Goode                         Robert W. Stallings

/s/ Alan L. Gosule                      /s/ John G. Turner
------------------------------          ------------------------------
Alan L. Gosule                          John G. Turner

/s/ Walter H. May                       /s/ David W. Wallace
------------------------------          ------------------------------
Walter H. May                           David W. Wallace

/s/ Jock Patton
------------------------------
Jock Patton